Exhibit 3.3

CERTIFICATE OF AMENDMENT
TO THE

CERTIFICATE  OF INCORPORATION
OF

PII THIRD, INC.

PII THIRD, INC., a Delaware corporation, HEREBY CERTIFIES AS FOLLOWS:

1.                                       The name of the corporation is PII Third, Inc. (the “Corporation”).

2.             The certificate of incorporation of the Corporation is hereby amended by striking out Article I thereof and by substituting in lieu of said Article the following new Article:

“ARTICLE I

Name

“The name of the corporation is Panolam Industries International, Inc. (the “Corporation”).”

3.                                       The amendment of the certificate of incorporation herein certified has been duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, PII THIRD, INC. has caused this certificate to be signed by Dan McDevitt, its Secretary, and attested by Robert J. Muller, Jr., its President, this 22 day of December, 1998.

PII THIRD, INC.

By:	/s/ Dan McDevitt
Secretary
Dan McDevitt

ATTEST:

/s/ Robert J. Muller
President
Robert J. Muller, Jr.